EXHIBIT 10.6

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of January 17, 2007 (this “Agreement”), is among Solomon Technologies, Inc., a Delaware corporation (the “Company”), certain of the Subsidiaries of the Company (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and the holders of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March __, 2008 and issued on January __, 2007 in the original aggregate principal amount of up to $5,500,000 (collectively, the “Debentures”) signatory hereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).

WITNESSETH:

WHEREAS, pursuant to the Debentures, the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Debentures;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Debentures; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Agent, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and the Guarantors’ obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)  “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)  All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii)  All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)  All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

 (viii) All supporting obligations; and

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)  “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Debentures at the time of such determination) of the Secured Parties.

(d) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(e)  “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Debentures, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Debentures, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f)  “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g)  “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(h) “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.  Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and collectively, the “Security Interests”).

3.   Delivery of Certain Collateral. Subject to the rights of Oliver Street Finance LLC (“Oliver Street”) and the holders of certain secured promissory notes of the Company as described on Schedule 3.1(aa) attached to that certain Securities Purchase Agreement, dated January __, 2007, by and among the Company and the purchasers signatory thereto, each Debtor shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document in the Debtor’s possession governing any of the Pledged Securities.

 4.  Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)  The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the Debentures). Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)  Except for Permitted Liens (as defined in the Debentures) and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule B attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule B attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement). The Secured Parties acknowledge that Oliver Street and the Senior Lenders hold certain prior liens relating to the Collateral. The Debtors shall not alter the rights or obligations to Oliver Street or Senior Lenders, including but not limited to, increasing the obligations or expanding the security interest, without the prior written consent of the Agent, which consent shall not be unreasonably withheld. Nothing in this Section 4(c) shall prevent the Debtor from executing or filing any financing statement or other document or instrument or amending any previously made filing relating to the liens of Oliver Street or the Senior Lenders.

(d)  No written claim has been received that any Collateral or Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)  Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected lien in the Collateral.

(f)  This Agreement creates in favor of the Secured Parties a valid, security interest in the Collateral, subject only to Permitted Liens (as defined in the Debentures) securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined below) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (m), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors (which is not required to be executed or filed hereunder), and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements and the recordation of said Intellectual Property Security Agreement, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent and the Secured Parties hereunder.

(g)  Each Debtor hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests with the proper filing and recording agencies in any jurisdiction deemed proper by it.

 (h)  The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

 (i)  The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantors, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens (as defined in the Debentures).

(j)  The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)  Except for Permitted Liens (as defined in the Debentures), each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof. Subject to the rights of Oliver Street and the Senior Lenders, each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral. At the request of the Agent, each Debtor will sign and deliver to the Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and other than with respect to the rights of Oliver Street and the Senior Lenders, each Debtor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l)  Other than pursuant to the rights of Oliver Street and the Senior Lenders, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of a Majority in Interest.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) Oliver Street, the Senior Lenders and the Agent will be named as lender loss payee and additional insured under each such insurance policy, as their interests may appear; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Debentures) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor, provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent on behalf of the Secured Parties after, if required after reasonable notice to Oliver Street and the Senior Lenders pursuant to the rights of Oliver Street and the Senior Lenders, payment to such parties, and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(o)  Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest, through the Agent, therein.

(p)  Unless possession is required and delivery has been made to Oliver Street and the Senior Lenders and not returned to a Debtor, each Debtor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof. The execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors is not required hereunder.

(q)  Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(r)  Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral provided that the Debtors shall not be required to violate the rights of Oliver Street and the Senior Lenders.

(s)  Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)  All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u)  The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v)  No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)  Except in the ordinary course of business and except as required by Oliver Street or the Senior Lenders in enforcing their respective security interests, no Debtor may consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent which shall not be unreasonably withheld.

(x)  No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y)  Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)  (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa) Subject to the rights of Oliver Street and the Senior Lenders, at any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(bb) Subject to the rights of Oliver Street and the Senior Lenders, each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, subject to the rights of Oliver Street and the Senior Lenders, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Subject to the rights of Oliver Street and the Senior Lender, each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd) [INTENTIONLLY DELETED].

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

(hh) Each Debtor shall immediately provide written notice to the Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) Unless (A) a subsidiary is acquired through a debt financing pursuant to which the lender is granted a security interest on all of the assets of such subsidiary and no assets of the Debtors are transferred to such subsidiary or (B) the Company or a subsidiary acquires assets through a debt financing pursuant to which a lender is granted a security interest in the acquired assets or (C) a subsidiary of a Debtor has no assets or value (provided that if assets or value are later added other than as set forth in subclause (B) of this clause (ii)), such exception shall no longer apply and the provisions of this clause (ii) shall be honored), each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)  Subject to the rights of Oliver Street and the Senior Lenders, each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Debentures.

(kk) Subject to the rights of Oliver Street and the Senior Lenders, each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, the applicable Debtor shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll) In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable and subject to the rights of Oliver Street and the Senor Lenders: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm) Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn) Subject to the rights of Oliver Street and the Senior Lenders, each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp) Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.  Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

 7.  Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, subject to the rights of Oliver Street and the Senior Lenders, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Debentures for application to the satisfaction of the Obligations (and if any Debenture is not outstanding, pro-rata in proportion to the initial purchases of the remaining Debentures).

(b) Subject to the rights of Oliver Street and the Senior Lenders, if any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

 8.  Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i) The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(vi) The Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b) The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

 9.  Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Agent) applicable to the sale of the Pledged Securities by Agent.

 11.  Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

 12.  Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13.  Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

 14.  Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Debentures have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

 15.   Power of Attorney; Further Assurances.

(a)  Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, subject to the rights of Oliver Street and Senior Lenders, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. Subject to the rights of Oliver Street and the Senior Lenders, the designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)  On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)  Each Debtor hereby irrevocably appoints the Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.  Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Debentures).

17.  Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18.  Appointment of Agent. The Secured Parties hereby appoint Truk Opportunity Fund, LLC to act as their agent (“Truk Opportunity” or “Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Agent, provided that Truk Opportunity may not be removed as Agent unless Truk Opportunity shall then hold less than $50,000 in principal amount of Debentures; provided, further, that such removal may occur only if each of the other Secured Parties shall then hold not less than an aggregate of $1,000,000 in principal amount of Debentures. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19.  Miscellaneous.

(a)  No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)  All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)  This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)  Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i)  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k) Each Debtor shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Debentures, the Purchase Agreement (as such term is defined in the Debentures) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)  To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

20. Concerning the Senior Indebtedness.

(a) Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Section 20 shall be remain in effect until the final and indefeasible payment in full of all indebtedness of the Debtor owing to Oliver Street and the Senior Lenders.

(b) The Secured Parties further acknowledge and agree that in the event they exercise any remedies afforded to them under this Security Agreement or otherwise against any of the Collateral, they will hold any Collateral and proceeds of any sale, lease or other disposition of the Collateral (“Proceeds”) received by the Secured Parties in trust for, and pay such Collateral and Proceeds over to, Oliver Street and the Senior Lenders until all indebtedness of the Debtors owing to Oliver Street and the Senior Lenders is finally and indefeasibly paid in full; provided, however, that the obligations of the Secured Parties hereunder are conditioned upon Oliver Street and the Senior Lenders promptly providing the Debtors and the Secured Parties with customary pay-off and release letters and Oliver Street and the Senior Lenders surrendering to the Agent, with all reasonably requested supporting documentation including but not limited to stock powers in blank of all Pledged Securities, all Collateral in the possession of Oliver Street and the Senior Lenders.

(d) Oliver Street and the Senior Lenders are, and are intended to be, third party beneficiaries of this Section 20. Prior to the final and indefeasible payment in full of all indebtedness of the Debtors owing to Oliver Street or the Senior Lenders, this Section 20 may not be amended without the prior written consent of Oliver Street and the Senior Lenders. The provisions of this Section 20 are solely for the benefit of Oliver Street and the Senior Lenders and shall be enforceable by them as against the Debtors and the Secured Parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

SOLOMON TECHNOLOGIES, INC.

By:
Name:
Title:

[INSERT NAME OF EACH SUBSIDIARY]

By:
Name:
Title

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO SOLM SA]

Name of Investing Entity: __________________________

Signature of Authorized Signatory of Investing entity: _________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

SCHEDULE A
Principal Place of Business of Debtors:

Locations Where Collateral is Located or Stored:

SCHEDULE B

SCHEDULE C

SCHEDULE D
Legal Names and Organizational Identification Numbers

SCHEDULE E
Names; Mergers and Acquisitions

SCHEDULE F
Intellectual Property

SCHEDULE G
Account Debtors

SCHEDULE H
Pledged Securities

ANNEX A
to
SECURITY
AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of January __, 2007 made by
Solomon Technologies, Inc.
and its subsidiaries party thereto from time to time, as Debtors to and in favor of
the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:

Name:
Title:

Address:

Dated:

ANNEX B
to
SECURITY
AGREEMENT

THE AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate Truk Opportunity Fund, LLC (“Truk Opportunity” or “Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Debentures) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Secured Parties holding a majority in principal amount of Debentures (based on then-outstanding principal amounts of Debentures at the time of any such determination); if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Disclosure Schedules to the Security Agreement
dated as of January 14, 2007 by and among Solomon Technologies, Inc., Certain of the Subsidiaries of the Company and the Holders of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March __, 2008 and issued on January __, 2007

Capitalized terms used but not otherwise defined in these Disclosure Schedules shall have the same meanings ascribed to such terms in the Security Agreement among Solomon Technologies, Inc. (the “Company”), certain of the subsidiaries of the Company and the holders of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March __, 2008 and issued on January __, 2007 (the “Security Agreement”).

Nothing in these Disclosure Schedules is intended to broaden the scope of any representation or warranty of the Company or to create any covenant on the part of the Company. Further, inclusion of information herein shall not be construed as an admission that such information is material to the condition of the Company. Any matter disclosed on any part of these Disclosure Schedules shall be deemed disclosed for purposes of every part of these Disclosure Schedules to the extent the applicability of such disclosure to such other paragraphs or parts of the Disclosure Schedules is reasonably apparent on its face.

Where the terms of an agreement or other disclosure item have been summarized or described in these Disclosure Schedules, such summary or description does not purport to be a complete statement of the material terms of such agreement or other item.

1

Schedule A

The Company’s principal place of business is located at the following address:

1400 L&R Industrial Boulevard
Tarpon Springs, Florida 34689

Certain of the Company’s books of account and records are at the following addresses:

Venture Partners
Mill Crossing, Bldg. A
1224 Mill Street
East Berlin, Connecticut 06023

Davis & Gilbert LLP
1740 Broadway
New York, New York 10019

2

Schedule B

The Company has issued senior secured promissory notes in the aggregate principal amount of $1,712,085 as detailed on Schedule 3.1(aa) attached to that certain Securities Purchase Agreement, dated January __, 2007, by and among the Company and the purchasers signatory thereto. The Company is authorized to issue up to an additional $287,915 in principal amount of such notes. The holders of these notes have a first priority security interest in all of the tangible and intangible assets of the Company and have filed a UCC-1 financing statement and certain amendments thereto with the Secretary of State of the State of Delaware.

On November 18, 2005, the Company entered into an agreement with Oliver Street Finance LLC pursuant to which Oliver Street provides funding to the Company to prosecute the Company’s patent infringement action against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America. Under the terms of the agreement, Oliver Street pays all legal fees and out-of pocket expenses billed by the Company’s special patent counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in connection with the litigation against Toyota and approved by the Company in exchange for a portion of any recovery that the Company receives in the litigation equal to the greater of 40% of the recovery or the actual amount of legal fees and expenses Oliver Street pays on the Company’s behalf.

3

Schedule C

Delaware

4

Schedule D

Solomon Technologies, Inc. No organizational number exists.

5

Schedule E

The Company originally incorporated in Maryland on February 25, 1993 under the name Solomon Technologies, Inc. On July 2, 2003, the Company reincorporated from Maryland to Delaware by merging into a newly-formed Delaware corporation named Solomon Technologies, Inc.

On August 17, 2006, the Company acquired Technipower LLC.

6

Schedule F

Trademarks

In 2006, the Company filed for registration of the terms Electric Wheel and Electric Transaxle and in 2003, the Company registered its name “Solomon Technologies” and logo with the United States Patent and Trademark Office (“USPTO”) under three trademark filings. In 1999, the Company trademarked a stylized version of the phrase “Electric Wheel” in the United States in connection with electric propulsion systems. The trademarks have a 10-year term commencing on the registration date and are renewable for additional terms of 10 years each, subject to compliance with certain filing requirements.

Current patents

The Company currently has three technologies patented in the U.S. and foreign jurisdictions. Below is a summary of the patents.

Dual-Input Infinite-Speed Integral Motor and Transmission Device. This patent is the basis for the Company’s Electric Wheel technology. The patents cover both marine applications and farming and household appliance applications. This patent has been issued in the following countries/regions:

COUNTRY	DATE FILED	ISSUED	PATENT #	STATUS
Australia	11/19/91	11/19/94	651,644	Issued
Canada	11/19/91	01/28/03	2,096,642	Issued
Japan	11/19/91	01/31/03	3,394,771	Issued
Europe*	11/19/91	05/28/97	0 588 618	Issued
South Korea	11/19/91	01/07/99	187697	Issued
United States	11/28/90	11/26/91	5,067,932	Issued
WIPO**	11/19/91		US91/08624	Completed

* The European patent has been validated and remains in force in Germany, Denmark, Spain, France and Netherlands.

** The World Intellectual Property Organization is an agency of the United Nations that administers approximately 23 treaties dealing with different aspects of intellectual property protection.

Method and Apparatus for Propelling a Marine Vessel. This patent ties the Company’s Electric Wheel technology directly to marine propulsion and provides for a patent on regenerative feedback. This patent has been issued in the U.S. and is pending in foreign jurisdictions, as follows:

COUNTRY	DATE FILED	ISSUED	PATENT #	STATUS
Europe	04/29/96		97922660.2	Pending
Japan	04/29/97		9-539268	Pending
United States	04/29/96	01/26/99	5,863,228	Issued
WIPO	04/29/97		US97/07556	Completed

7

System and Apparatus for a Multiple Input and Dual Output Electric Differential Motor Transmission Device. This patent is the basis for the Company’s Electric Transaxle technology. This patent has been issued in the U.S. and is pending in two foreign jurisdictions, as follows:

COUNTRY	DATE FILED	ISSUED	PATENT #	STATUS
Japan	11/04/97		10-523770	Pending
United States	11/19/96	12/22/98	5,851,162	Issued
WIPO	11/04/97		US97/20916	Completed

Further patents pending

On January 30, 2004, the Company submitted a provisional patent application for regenerative motor propulsion systems. On January 28, 2005, in advance of the one year anniversary of this filing, the Company converted this provisional application into a utility patent application in the United States as well as an international patent application under the Patent Cooperation Treaty, both entitled “Regenerative Motor Propulsion Systems.” These applications are presently being prosecuted and have been published as follows:

COUNTRY	DATE FILED	PUBLISHED	PUBLICATION #	STATUS
Australia	01/28/05	Pending	2005210624	Pending
Canada	01/28/05	Pending	Pending	Pending
United States	01/28/05	8/10/06	Pending	Pending
WIPO	01/30/05	08/18/05	WO2005075234	Completed

On March 11, 2005, the Company filed a provisional patent application with the USPTO entitled System for Automation for Power Generation, Propulsion and Use Management. The provisional patent application describes control systems and processes for the operation of an electronic propulsion and power generating system for marine applications as well as for the use of such systems in broader markets. The Company has made revisions to this application and filed a utility application based upon the provisional patent application. The Company has also applied for an international patent application under the Patent Cooperation Treaty:

COUNTRY	DATE FILED	PUBLISHED	PUBLICATION #	STATUS
United States	03/10/06	09/21/06	US 2006-0208570	Pending
WIPO	03/10/06	09/21/06	WO2006099318	Pending

8

On October 26, 2005, the Company filed a provisional patent application with the USPTO entitled System and Apparatus for a Multiple Input and Dual Output Electric Differential Motor Device Utilizing One Ring Gear. This patent expands its existing patent 5,851,162 by utilizing new methodology gained from further research and development into the potential applications. On October 24, 2006, the Company converted this provisional application to a U.S. utility application and an international patent application under the Patent Cooperation Treaty.

Domain Names

The Company owns the domain name www.solomontechnologies.com.

Licenses

In October 2006, the Company entered into a license agreement with Hobie Cat Company pursuant to which Hobie Cat licensed the Company’s patented Electric Wheel and other related technology for use in new Hobie products.

9

Schedule G

None

10

Schedule H

The Company owns all of the outstanding equity securities of the following entities:

Technipower LLC
Town Creek Industries, Inc.

11